Exhibit 99.1

Press Release

For Immediate Release

Las Vegas Sands Reports
Second Quarter 2019 Results
For the quarter ended June 30, 2019
(Compared to the quarter ended June 30, 2018)

- Consolidated Net Revenue of $3.33 Billion
- Net Income of $1.11 Billion; GAAP Earnings per Diluted Share of $1.24; Adjusted Earnings per Diluted Share of $0.72
- Consolidated Adjusted Property EBITDA of $1.27 Billion
- In Macao, Adjusted Property EBITDA Increased 2.0% to $765 Million, While Hold-Normalized Adjusted Property EBITDA Increased 1.9% to $744 Million
- At Marina Bay Sands in Singapore, Adjusted Property EBITDA was $346 Million, While Hold-Normalized Adjusted Property EBITDA was $384 Million
- Our Las Vegas Operating Properties Adjusted Property EBITDA was $136 Million
- The Company Paid Quarterly Dividends of $0.77 per Share
- The Company Repurchased $180 Million of Common Stock During the Quarter

LAS VEGAS, NV, July 24, 2019 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended June 30, 2019.

Net revenue was $3.33 billion, an increase of 0.9% from the prior year quarter. Operating income increased 12.2% to $894 million. Net income increased 63.9% to $1.11 billion and included a gain of $556 million related to the sale of Sands Bethlehem. Consolidated adjusted property EBITDA (a non-GAAP measure)

was $1.27 billion, an increase of 3.3% compared to the prior year quarter. On a hold-normalized basis, consolidated adjusted property EBITDA increased 3.6% to $1.29 billion.

“We delivered solid financial results in the quarter, with hold-normalized Adjusted Property EBITDA reaching nearly $1.3 billion,” said Sheldon G. Adelson, chairman and chief executive officer. “We remain enthusiastic about our future growth opportunities in Asia, which will be enhanced through the introduction of our Four Seasons Tower Suites Macao later this year, the Londoner Macao throughout 2020 and 2021 and the expansion of Marina Bay Sands in Singapore thereafter. We are also aggressively pursuing additional development opportunities in new markets, including in Osaka, Japan. Finally, we remain deeply committed to maintaining our industry-leading financial strength while continuing to return capital to shareholders.”

The company paid a recurring quarterly dividend of $0.77 per common share and increased its return of capital through share repurchases of $180 million during the quarter. The company announced its next quarterly dividend of $0.77 per common share will be paid on September 26, 2019, to Las Vegas Sands shareholders of record on September 18, 2019.

Net income attributable to Las Vegas Sands in the second quarter of 2019 increased to $954 million, compared to $556 million in the second quarter of 2018, while diluted earnings per share increased 77.1% to reach $1.24.

Adjusted net income attributable to Las Vegas Sands (a non-GAAP measure) was $555 million, or $0.72 per diluted share, compared to $588 million, or $0.74 per diluted share, in the second quarter of 2018. Hold-normalized adjusted earnings per diluted share was $0.75.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL increased 1.4%, compared to the second quarter of 2018, to $2.14 billion. Net income for SCL increased 19.7% to $511 million.

Other Factors Affecting Earnings
On May 31, 2019, we closed the sale of Sands Bethlehem and received $1.16 billion in net cash proceeds, before transaction costs and state income taxes. We realized a gain on the sale of $556 million.

Depreciation and amortization expense was $289 million in the second quarter of 2019, compared to $274 million in the second quarter of 2018. The increase relates to the acceleration of depreciation expense for certain Sands Cotai Central assets as it is converted into The Londoner Macao.

Interest expense, net of amounts capitalized, was $143 million for the second quarter of 2019, compared to $93 million in the prior-year quarter. The increase resulted from increased level of borrowings from the SCL Notes issued in August 2018 and from the U.S. credit facility in June 2018 and our weighted average borrowing cost in the second quarter of 2019 increasing to 4.7%, compared to 3.5% during the second quarter of 2018.

Our effective income tax rate for the second quarter of 2019 was 17.6% compared to 10.7% in the prior-year quarter. The tax rate for the second quarter of 2019 is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate and the income tax impact of the sale of Sands Bethlehem. Without the sale of Sands Bethlehem, the rate for Q2 2019 would have been 9.6%.

Balance Sheet Items
Unrestricted cash balances as of June 30, 2019 were $4.02 billion.
As of June 30, 2019, total debt outstanding, excluding finance leases, was $12.0 billion.

Capital Expenditures
Capital expenditures during the second quarter totaled $213 million, including construction, development and maintenance activities of $99 million in Macao, $65 million in Las Vegas and $49 million at Marina Bay Sands.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, July 24, 2019 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new development, construction and ventures, substantial leverage and debt service, fluctuations in currency exchange rates and interest rates, government regulation, tax law changes and the impact of U.S. tax reform, legalization of gaming, natural or man-made disasters, terrorist acts or war, outbreaks of infectious diseases, insurance, gaming promoters, risks relating to our gaming licenses and subconcession, infrastructure in Macao, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

About Las Vegas Sands Corp. (NYSE: LVS)
Las Vegas Sands is the world’s pre-eminent developer and operator of world-class Integrated Resorts. We deliver unrivaled economic benefits to the communities in which we operate.

Sands created the meetings, incentives, convention and exhibition (MICE)-based Integrated Resort. Our industry-leading Integrated Resorts provide substantial contributions to our host communities including growth in leisure and business tourism, sustained job creation and ongoing financial opportunities for local small and medium-sized businesses.

Our properties include The Venetian Resort and Sands Expo in Las Vegas and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., we have developed the largest portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, Sands Cotai Central and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

Sands is dedicated to being a good corporate citizen, anchored by the core tenets of serving people, planet and communities. We deliver a great working environment for 50,000 team members worldwide, drive social impact through the Sands Cares charitable giving and community engagement program and lead in environmental performance through the award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Contacts:

Investment Community:
Daniel Briggs
Daniel.Briggs@sands.com
(702) 414-1221

Media:
Ron Reese
Ron.Reese@sands.com
(702) 414-3607

Las Vegas Sands Corp.
Second Quarter 2019 Results
Non-GAAP Measures

Within the company’s second quarter 2019 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income,” “adjusted earnings per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income,” and “hold-normalized adjusted earnings per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the Company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income, which is a non-GAAP financial measure, excludes certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt and other income or expense, attributable to Las Vegas Sands, net of income tax and an adjustment for a nonrecurring non-cash benefit due to U.S. tax reform enacted in 2017. Adjusted net income and adjusted earnings per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.15% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.0% to 3.3% for our Macao and Singapore properties and applying a win percentage of 22.0% for Baccarat and 20.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 18.0% to 26.0% for Baccarat and 16.0% to 24.0% for non-Baccarat at our Las Vegas properties. No hold adjustments are made for Sands Bethlehem. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid to third parties on the incremental win, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income and hold-normalized adjusted earnings per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income and adjusted earnings per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Casino	$2,361	$2,346	$5,022	$4,945
Rooms	429	418	879	863
Food and beverage	224	219	456	447
Mall	166	164	326	320
Convention, retail and other	154	156	297	307
Net revenues	3,334	3,303	6,980	6,882
Operating expenses:
Resort operations	2,072	2,081	4,269	4,164
Corporate	51	33	203	89
Pre-opening	10	2	14	3
Development	4	2	9	5
Depreciation and amortization	289	274	590	538
Amortization of leasehold interests in land	14	9	23	18
Loss on disposal or impairment of assets	—	105	7	110
	2,440	2,506	5,115	4,927
Operating income	894	797	1,865	1,955
Other income (expense):
Interest income	17	9	37	14
Interest expense, net of amounts capitalized	(143)	(93)	(284)	(182)
Other income (expense)	20	44	(1)	18
Gain on sale of Sands Bethlehem	556	—	556	—
Loss on modification or early retirement of debt	—	—	—	(3)
Income before income taxes	1,344	757	2,173	1,802
Income tax (expense) benefit	(236)	(81)	(321)	490
Net income	1,108	676	1,852	2,292
Net income attributable to noncontrolling interests	(154)	(120)	(316)	(280)
Net income attributable to Las Vegas Sands Corp.	$954	$556	$1,536	$2,012

Earnings per share:
Basic	$1.24	$0.70	$1.99	$2.55
Diluted	$1.24	$0.70	$1.98	$2.55

Weighted average shares outstanding:
Basic	772	789	773	789
Diluted	772	790	774	790

Dividends declared per common share	$0.77	$0.75	$1.54	$1.50

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net Revenues
The Venetian Macao	$854	$830	$1,751	$1,698
Sands Cotai Central	483	509	1,060	1,058
The Parisian Macao	414	371	868	730
The Plaza Macao and Four Seasons Hotel Macao	211	186	435	377
Sands Macao	155	180	307	334
Ferry Operations and Other	30	42	60	81
Macao Operations	2,147	2,118	4,481	4,278

Marina Bay Sands	688	705	1,455	1,577
Las Vegas Operating Properties	466	402	937	879
Sands Bethlehem(1)	90	136	227	270
Intersegment Eliminations	(57)	(58)	(120)	(122)
	$3,334	$3,303	$6,980	$6,882

Adjusted Property EBITDA
The Venetian Macao	$336	$331	$697	$679
Sands Cotai Central	165	176	377	377
The Parisian Macao	139	114	302	230
The Plaza Macao and Four Seasons Hotel Macao	83	72	168	145
Sands Macao	43	52	83	99
Ferry Operations and Other	(1)	5	(4)	9
Macao Operations	765	750	1,623	1,539

Marina Bay Sands	346	368	769	909
Las Vegas Operating Properties	136	77	274	218
Sands Bethlehem(1)	19	30	52	59
	$1,266	$1,225	$2,718	$2,725

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	39.3%	39.9%	39.8%	40.0%
Sands Cotai Central	34.2%	34.6%	35.6%	35.6%
The Parisian Macao	33.6%	30.7%	34.8%	31.5%
The Plaza Macao and Four Seasons Hotel Macao	39.3%	38.7%	38.6%	38.5%
Sands Macao	27.7%	28.9%	27.0%	29.6%
Ferry Operations and Other	(3.3)%	11.9%	(6.7)%	11.1%
Macao Operations	35.6%	35.4%	36.2%	36.0%

Marina Bay Sands	50.3%	52.2%	52.9%	57.6%
Las Vegas Operating Properties	29.2%	19.2%	29.2%	24.8%
Sands Bethlehem(1)	21.1%	22.1%	22.9%	21.9%

Total	38.0%	37.1%	38.9%	39.6%
____________________

(1)	The Company completed the sale of Sands Bethlehem on May 31, 2019. Results of operations include Sands Bethlehem through May 30, 2019.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$1,108	$676	$1,852	$2,292
Add (deduct):
Income tax expense (benefit)	236	81	321	(490)
Loss on modification or early retirement of debt	—	—	—	3
Gain on sale of Sands Bethlehem (1)	(556)	—	(556)	—
Other (income) expense	(20)	(44)	1	(18)
Interest expense, net of amounts capitalized	143	93	284	182
Interest income	(17)	(9)	(37)	(14)
Loss on disposal or impairment of assets	—	105	7	110
Amortization of leasehold interests in land	14	9	23	18
Depreciation and amortization	289	274	590	538
Development expense	4	2	9	5
Pre-opening expense	10	2	14	3
Stock-based compensation (2)	4	3	7	7
Corporate expense	51	33	203	89
Consolidated Adjusted Property EBITDA	$1,266	$1,225	$2,718	$2,725

Hold-normalized casino revenue (3)	20	11
Hold-normalized casino expense (3)	7	12
Consolidated Hold-Normalized Adjusted Property EBITDA	$1,293	$1,248
____________________

(1)	The Company completed the sale of Sands Bethlehem on May 31, 2019.
(2)
During the three months ended June 30, 2019 and 2018, the company recorded stock-based compensation expense of $9 million and $7 million, respectively, of which $5 million and $4 million, respectively, is included in corporate expense on the company’s condensed consolidated statements of operations. During the six months ended June 30, 2019 and 2018, the company recorded stock-based compensation expense of $18 million and $16 million, respectively, of which $11 million and $9 million, respectively, is included in corporate expense on the company’s condensed consolidated statements of operations.

(3)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended June 30, 2019

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$765	$(39)	$18	$744
Marina Bay Sands	346	47	(9)	384
United States:
Las Vegas Operating Properties	136	12	(2)	146
Sands Bethlehem(3)	19	—	—	19
	$1,266	$20	$7	$1,293

	Three Months Ended June 30, 2018

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$750	$(43)	$23	$730
Marina Bay Sands	368	18	(4)	382
United States:
Las Vegas Operating Properties	77	36	(7)	106
Sands Bethlehem(3)	30	—	—	30
	$1,225	$11	$12	$1,248
____________________

(1)
For Macao Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.15%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.0% to 3.3%. The company revised the expected target and range for Marina Bay Sands due to the Rolling Chip win percentage experienced over the last several years. The prior year non-GAAP measurement for Marina Bay Sands has also been adjusted to reflect this change for comparison purposes.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the company’s current period win percentage equaled 22.0% for Baccarat and 20.0% for non-Baccarat. This calculation will only be applied if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 18.0% to 26.0% and 16.0% to 24.0%, respectively.

For Sands Bethlehem, no adjustments have been made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)	Represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.
(3)	The Company completed the sale of Sands Bethlehem on May 31, 2019. Results of operations include Sands Bethlehem through May 30, 2019.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income and Hold-Normalized Adjusted Net Income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income attributable to LVS	$954	$556	$1,536	$2,012

Nonrecurring legal settlement	—	—	96	—
Pre-opening expense	10	2	14	3
Development expense	4	2	9	5
Loss on disposal or impairment of assets	—	105	7	110
Other (income) expense	(20)	(44)	1	(18)
Gain on sale of Sands Bethlehem(1)	(556)	—	(556)	—
Loss on modification or early retirement of debt	—	—	—	3
Nonrecurring non-cash income tax benefit of U.S. tax reform (2)	—	—	—	(670)
Income tax impact on net income adjustments (3)	159	(5)	157	(6)
Noncontrolling interest impact on net income adjustments	4	(28)	(1)	(30)
Adjusted net income attributable to LVS	$555	$588	$1,263	$1,409

Hold-normalized casino revenue (4)	20	11
Hold-normalized casino expense (4)	7	12
Income tax impact on hold adjustments (3)	(9)	(8)
Noncontrolling interest impact on hold adjustments	6	6
Hold-normalized adjusted net income attributable to LVS	$579	$609

The following is a reconciliation of Diluted Earnings per Share to Adjusted Earnings per Diluted Share and Hold-Normalized Adjusted Earnings per Diluted Share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Per diluted share of common stock:
Net income attributable to LVS	$1.24	$0.70	$1.98	$2.55

Nonrecurring legal settlement	—	—	0.12	—
Pre-opening expense	0.01	—	0.02	—
Development expense	0.01	—	0.01	0.01
Loss on disposal or impairment of assets	—	0.13	0.01	0.14
Other (income) expense	(0.03)	(0.05)	—	(0.02)
Gain on sale of Sands Bethlehem	(0.72)	—	(0.72)	—
Nonrecurring non-cash income tax benefit of U.S. tax reform	—	—	—	(0.85)
Income tax impact on net income adjustments	0.20	(0.01)	0.21	(0.01)
Noncontrolling interest impact on net income adjustments	0.01	(0.03)	—	(0.04)
Adjusted earnings per diluted share	$0.72	$0.74	$1.63	$1.78

Hold-normalized casino revenue	0.03	0.01
Hold-normalized casino expense	—	0.02
Income tax impact on hold adjustments	(0.01)	(0.01)
Noncontrolling interest impact on hold adjustments	0.01	0.01
Hold-normalized adjusted earnings per diluted share	$0.75	$0.77

Weighted average diluted shares outstanding	772	790	774	790
____________________

(1)	The Company completed the sale of Sands Bethlehem on May 31, 2019.
(2)
Adjustment reflects an initial technical interpretation of U.S. tax reform related to global intangible low-taxed income. The adjustment was reversed in Q4 2018 when the IRS issued corrective guidance.

(3)
The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

(4)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$13,556	$14,594	$14,181	$15,322
Slot machine win per unit per day (2)	$294	$229	$288	$248
Average number of table games	654	598	650	597
Average number of slot machines	1,696	1,774	1,723	1,777

Sands Cotai Central:
Table games win per unit per day (1)	$11,119	$11,387	$12,696	$11,946
Slot machine win per unit per day (2)	$312	$299	$294	$303
Average number of table games	381	412	383	409
Average number of slot machines	1,581	1,866	1,660	1,851

The Parisian Macao:
Table games win per unit per day (1)	$13,715	$12,148	$14,551	$11,377
Slot machine win per unit per day (2)	$324	$223	$328	$229
Average number of table games	321	340	321	351
Average number of slot machines	1,346	1,380	1,301	1,364

The Plaza Macao and Four Seasons Hotel Macao:
Table games win per unit per day (1)	$20,112	$17,439	$21,322	$18,328
Slot machine win per unit per day (2)	$426	$575	$393	$537
Average number of table games	117	117	118	115
Average number of slot machines	261	202	245	203

Sands Macao:
Table games win per unit per day (1)	$8,061	$9,801	$7,910	$8,975
Slot machine win per unit per day (2)	$249	$256	$263	$244
Average number of table games	198	207	199	203
Average number of slot machines	956	906	905	928

Marina Bay Sands:
Table games win per unit per day (1)	$8,311	$8,897	$8,829	$10,372
Slot machine win per unit per day (2)	$797	$807	$793	$798
Average number of table games	586	544	595	559
Average number of slot machines	2,250	2,275	2,280	2,337

Las Vegas Operating Properties:
Table games win per unit per day (1)	$4,621	$1,291	$4,461	$3,299
Slot machine win per unit per day (2)	$349	$367	$340	$352
Average number of table games	217	224	231	231
Average number of slot machines	1,874	1,722	1,876	1,710

Sands Bethlehem:(3)
Table games win per unit per day (1)	$3,186	$3,110	$3,224	$3,177
Slot machine win per unit per day (2)	$262	$269	$259	$269
Average number of table games	189	181	189	178
Average number of slot machines	3,257	3,271	3,260	3,226
____________________

(1)
Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

(2)
Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

(3)	The Company completed the sale of Sands Bethlehem on May 31, 2019. Results of operations include Sands Bethlehem through May 30, 2019.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	June 30,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$698	$677	$21	3.1%
Rooms	53	52	1	1.9%
Food and Beverage	17	18	(1)	(5.6)%
Mall	62	56	6	10.7%
Convention, Retail and Other	24	27	(3)	(11.1)%
Net Revenues	$854	$830	$24	2.9%

Adjusted Property EBITDA	$336	$331	$5	1.5%
EBITDA Margin %	39.3%	39.9%		(0.6	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,444	$7,464	$(1,020)	(13.7)%
Rolling Chip Win %(1)	3.53%	3.10%		0.43	pts

Non-Rolling Chip Drop	$2,346	$2,245	$101	4.5%
Non-Rolling Chip Win %	24.7%	25.1%		(0.4	)pts

Slot Handle	$1,021	$819	$202	24.7%
Slot Hold %	4.4%	4.5%		(0.1	)pts

Hotel Statistics

Occupancy %	93.9%	95.6%		(1.7	)pts
Average Daily Rate (ADR)	$221	$217	$4	1.8%
Revenue per Available Room (RevPAR)	$208	$208	$—	—
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Cotai Central	June 30,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$358	$386	$(28)	(7.3)%
Rooms	77	78	(1)	(1.3)%
Food and Beverage	24	23	1	4.3%
Mall	16	15	1	6.7%
Convention, Retail and Other	8	7	1	14.3%
Net Revenues	$483	$509	$(26)	(5.1)%

Adjusted Property EBITDA	$165	$176	$(11)	(6.3)%
EBITDA Margin %	34.2%	34.6%		(0.4	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,272	$2,592	$(1,320)	(50.9)%
Rolling Chip Win %(1)	2.56%	3.24%		(0.68	)pts

Non-Rolling Chip Drop	$1,627	$1,635	$(8)	(0.5)%
Non-Rolling Chip Win %	21.7%	21.0%		0.7	pts

Slot Handle	$1,014	$1,236	$(222)	(18.0)%
Slot Hold %	4.4%	4.1%		0.3	pts

Hotel Statistics

Occupancy %	94.8%	93.0%		1.8	pts
Average Daily Rate (ADR)	$155	$150	$5	3.3%
Revenue per Available Room (RevPAR)	$147	$140	$7	5.0%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	June 30,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$343	$308	$35	11.4%
Rooms	32	28	4	14.3%
Food and Beverage	17	16	1	6.3%
Mall	15	15	—	—
Convention, Retail and Other	7	4	3	75.0%
Net Revenues	$414	$371	$43	11.6%

Adjusted Property EBITDA	$139	$114	$25	21.9%
EBITDA Margin %	33.6%	30.7%		2.9	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$4,146	$4,479	$(333)	(7.4)%
Rolling Chip Win %(1)	3.39%	3.76%		(0.37	)pts

Non-Rolling Chip Drop	$1,136	$1,057	$79	7.5%
Non-Rolling Chip Win %	22.9%	19.6%		3.3	pts

Slot Handle	$1,016	$1,173	$(157)	(13.4)%
Slot Hold %	3.9%	2.4%		1.5	pts

Hotel Statistics

Occupancy %	95.8%	96.4%		(0.6	)pts
Average Daily Rate (ADR)	$157	$149	$8	5.4%
Revenue per Available Room (RevPAR)	$150	$143	$7	4.9%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Hotel Macao	June 30,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$162	$136	$26	19.1%
Rooms	10	10	—	—
Food and Beverage	7	7	—	—
Mall	31	33	(2)	(6.1)%
Convention, Retail and Other	1	—	1	N.M.
Net Revenues	$211	$186	$25	13.4%

Adjusted Property EBITDA	$83	$72	$11	15.3%
EBITDA Margin %	39.3%	38.7%		0.6	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$3,238	$2,649	$589	22.2%
Rolling Chip Win %(1)	4.19%	3.75%		0.44	pts

Non-Rolling Chip Drop	$331	$318	$13	4.1%
Non-Rolling Chip Win %	23.5%	27.0%		(3.5	)pts

Slot Handle	$132	$135	$(3)	(2.2)%
Slot Hold %	7.7%	7.8%		(0.1	)pts

Hotel Statistics

Occupancy %	89.9%	86.8%		3.1	pts
Average Daily Rate (ADR)	$335	$310	$25	8.1%
Revenue per Available Room (RevPAR)	$301	$269	$32	11.9%
____________________

N.M.	Not Meaningful
(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	June 30,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$141	$166	$(25)	(15.1)%
Rooms	5	4	1	25.0%
Food and Beverage	7	7	—	—
Mall	1	2	(1)	(50.0)%
Convention, Retail and Other	1	1	—	—
Net Revenues	$155	$180	$(25)	(13.9)%

Adjusted Property EBITDA	$43	$52	$(9)	(17.3)%
EBITDA Margin %	27.7%	28.9%		(1.2	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,261	$1,374	$(113)	(8.2)%
Rolling Chip Win %(1)	1.90%	4.48%		(2.58	)pts

Non-Rolling Chip Drop	$699	$659	$40	6.1%
Non-Rolling Chip Win %	17.3%	18.6%		(1.3	)pts

Slot Handle	$691	$641	$50	7.8%
Slot Hold %	3.1%	3.3%		(0.2	)pts

Hotel Statistics

Occupancy %	99.5%	99.0%		0.5	pts
Average Daily Rate (ADR)	$170	$159	$11	6.9%
Revenue per Available Room (RevPAR)	$169	$158	$11	7.0%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	June 30,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$468	$494	$(26)	(5.3)%
Rooms	93	93	—	—
Food and Beverage	58	51	7	13.7%
Mall	42	42	—	—
Convention, Retail and Other	27	25	2	8.0%
Net Revenues	$688	$705	$(17)	(2.4)%

Adjusted Property EBITDA	$346	$368	$(22)	(6.0)%
EBITDA Margin %	50.3%	52.2%		(1.9	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,195	$5,870	$1,325	22.6%
Rolling Chip Win %(1)	2.49%	2.84%		(0.35	)pts

Non-Rolling Chip Drop	$1,201	$1,337	$(136)	(10.2)%
Non-Rolling Chip Win %	22.0%	20.5%		1.5	pts

Slot Handle	$3,675	$3,619	$56	1.5%
Slot Hold %	4.4%	4.6%		(0.2	)pts

Hotel Statistics

Occupancy %	97.2%	96.9%		0.3	pts
Average Daily Rate (ADR)	$420	$418	$2	0.5%
Revenue per Available Room (RevPAR)	$408	$405	$3	0.7%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis). We revised the expected target and range due to the Rolling Chip win percentage experienced over the last several years.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Las Vegas Operating Properties	June 30,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$112	$60	$52	86.7%
Rooms	156	149	7	4.7%
Food and Beverage	90	91	(1)	(1.1)%
Convention, Retail and Other	108	102	6	5.9%
Net Revenues	$466	$402	$64	15.9%

Adjusted Property EBITDA	$136	$77	$59	76.6%
EBITDA Margin %	29.2%	19.2%		10.0	pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$514	$342	$172	50.3%
Table Games Win %(1)	17.8%	7.7%		10.1	pts

Slot Handle	$712	$683	$29	4.2%
Slot Hold %	8.4%	8.4%		—

Hotel Statistics

Occupancy %	97.2%	97.3%		(0.1	)pts
Average Daily Rate (ADR)	$251	$241	$10	4.1%
Revenue per Available Room (RevPAR)	$244	$235	$9	3.8%
____________________

(1)	This compares to our expected Baccarat win percentage of 18.0% to 26.0% and our expected non-Baccarat win percentage of 16.0% to 24.0% (calculated before discounts).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

Sixty-Day Period
Sands Bethlehem(1)	Ended May 30,
(Dollars in millions)	2019
Revenues:
Casino	$79
Rooms	3
Food and Beverage	4
Mall	—
Convention, Retail and Other	4
Net Revenues	$90

Adjusted Property EBITDA	$19
EBITDA Margin %	21.1%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$179
Table Games Win %	20.2%

Slot Handle	$813
Slot Hold %	6.3%

Hotel Statistics

Occupancy %	93.2%
Average Daily Rate (ADR)	$160
Revenue per Available Room (RevPAR)	$149
____________________

(1)	The Company completed the sale of Sands Bethlehem on May 31, 2019.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended June 30, 2019					TTM June 30, 2019
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$62	$56	90.3%	812,966	91.3%	$1,688

Shoppes at Four Seasons
Luxury Retail	20	19	95.0%	125,566	100.0%	6,247
Other Stores	11	10	90.9%	115,982	94.9%	2,186
Total	31	29	93.5%	241,548	97.6%	4,505

Shoppes at Cotai Central(3)	16	13	81.3%	523,511	91.3%	967

Shoppes at Parisian	14	11	78.6%	295,915	89.9%	650

Total Cotai Strip in Macao	123	109	88.6%	1,873,940	91.9%	1,743

The Shoppes at Marina Bay Sands	42	37	88.1%	601,313	94.7%	1,945

Total	$165	$146	88.5%	2,475,253	92.6%	$1,791
____________________

Note:	This table excludes the results of our mall operations at Sands Macao and Sands Bethlehem.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)
The Shoppes at Cotai Central will feature up to an estimated 600,000 square feet of gross leasable area at completion of all phases of Sands Cotai Central’s renovation, rebranding and expansion to The Londoner Macao.